Exhibit 10.13

Technology Workboat Technology R&D Service Contract

[Phase One]

Party A: INTERCONT CAYMAN LIMITED

Party B: Jiangsu Xinsihui Marine Technology Co., Ltd.

After full consultation, Party A and Party B, based on the principles of equality, voluntariness, and compensation, in accordance with the “Civil Code of the People’s Republic of China” and relevant laws and regulations, have reached the following agreement to be jointly observed.

I. General Provisions

1. To promote the progress of the project, Party A hereby specially entrusts Party B to provide system design and research and development services for Party A.

2. Party B accepts the entrustment of Party A and provides the services as indicated in “Attachment One” of this contract. At the same time, Party B shall make reasonable adjustments based on the project situation with the goal of promoting the development of the project.

II. Acceptance Method

1. After the system design and development are completed and tested, it will enter the trial operation phase.

2. If the system encounters any faults or issues during the trial operation, Party B shall troubleshoot or address the issues within a reasonable time frame, and bear any related costs.

3. If the system runs continuously and stably for 30 days, it is considered to have passed the acceptance.

III. Rights and Obligations of Party A

1. Except for Article 2 of this contract, any specific technical indicators and requirements proposed by Party A to Party B shall be submitted in writing, in duplicate. After confirmation, Party B shall sign and stamp, and each party shall hold one copy for safekeeping. The second party shall only design and develop based on the written requests made by the first party. If additional functions need to be added, Party B may reasonably charge service fees at its discretion, which shall be confirmed by both parties’ signatures.

2. The ownership of the system designed and developed by Party B and the work results produced, including but not limited to manuscripts, images, plans, technical patents, computer software, and other related intellectual property rights, shall be jointly owned by both parties. Neither party may disclose, transfer, or license any related technical results, computer software, technical secrets, confidential information, technical materials, and documents to any third party in any way.

IV. Rights and Obligations of Party B

1. Party B shall strictly follow the technical indicators and requirements proposed by Party A to design and develop the system and shall be responsible for resolving any issues that arise during the system operation to ensure smooth operation.

2. The system designed and developed by Party B is independently researched and developed, does not involve any infringement, and does not contain viruses, pornography, subversion, or any content that violates national legal regulations. If any intellectual property disputes or other infringements occur as a result, Party B shall bear all legal responsibilities and costs arising therefrom, which are unrelated to Party A.

3. Upon delivery of the system, Party B must provide Party A with relevant technical training and after-sales service to assist Party A in the normal use and maintenance of the system.

4. Party B has the right to inquire about relevant situations from Party A according to project needs, and Party A shall actively cooperate by providing relevant information and materials. Party B shall not disclose or provide to any third party or any person or organization unrelated to this contract any relevant materials, business information, and work secrets learned during the performance of this contract.

V. Fees and Payment Methods

1. The total estimated cost of the project, including tax, is USD 300,000 (United States Dollars Three Hundred Thousand Only).

2. The specific payment details shall be settled according to “Attachment One” and “Attachment Two” project progress confirmation form.

3. Payment time: payment shall be made within five working days after the acceptance time on the “Attachment Two” project progress confirmation form.

4. The designated account information for Party B is as follows:

Account Name: Jiangsu Xinsihui Marine Technology Co., Ltd.

Account Number: 125916466410501

Bank: China Merchants Bank Nanjing Branch Business Department

5. Party B shall issue a compliant and legal invoice for Party A within five working days after receiving the specific payment.

VI. Intellectual Property Rights and Confidentiality Matters

1. The materials provided by both parties shall not infringe upon any third party’s intellectual property rights or other legal rights and interests.

2. Except for the use and copying necessary to perform this agreement, neither party may use or copy the other party’s trademarks, logos, commercial information, technology, and other materials without the other party’s consent.

3. Both parties shall fully keep the trade secrets involved in their operations. They shall keep secret any commercial secrets, technical information, and other secret materials and information learned or contacted due to the signing or performance of this agreement. Without the other party’s written consent, neither party may disclose or transfer such confidential information to anyone or any unit.

Confidential information includes but is not limited to the following:

1) Intellectual property rights

2) Financial information, including pricing and commercial information, etc.

3) The other party’s business information

4) Any information marked as “important” or “confidential” in any form.

Confidential information does not include the following:

1) Information known to the public

2) Information independently and legally designed, developed, or obtained without contact with confidential information

3) Information required to be disclosed by law

4) The fact of cooperation between both parties.

Neither party may use the trade secrets obtained in the process of facilitating the transaction to the disadvantage of the other party; otherwise, the other party has the right to demand the party to bear the breach of contract liability.

The obligations stipulated in Article VII of this agreement shall not become invalid due to the termination, expiration, or revocation of this agreement.

VII. Exemption Clause

If either party or both parties are unable to perform or fully perform their obligations under this agreement due to force majeure, neither party shall be liable for breach of contract. However, in the event of force majeure, either party or both parties shall inform the other party in writing of the situation within 15 days after the occurrence of force majeure and provide proof from relevant departments. Within a reasonable time after the elimination of force majeure, one or both parties shall continue to perform the contract.

VIII. Liability for Breach of Contract

1. Any party that fails to perform the contract terms under this contract or performs them but does not meet the contract agreement shall be considered in breach of contract.

Both Party A and Party B may negotiate on the breach of contract matters, and if the negotiation fails, it shall be resolved according to the dispute clause of this contract.

2. If Party B fails to perform or violates the commitment as stipulated in this contract, it shall bear the breach of contract liability and refund all the payments made by Party A, and pay a penalty of 10% of the total contract amount to Party A.

3. If Party A delays the payment of the service fee to Party B due to its own reasons, Party A shall bear the breach of contract liability. From the day Party A is overdue in payment, Party A shall pay Party B a penalty of 0.5‰of the contract amount for each day of delay. If Party A still fails to fulfill the payment obligation after being urged, Party B has the right to file a lawsuit to demand Party A to bear all losses caused thereby, including but not limited to penalties, compensation, attorney fees, litigation fees, notary fees, etc.

4. If either party terminates this contract on its own, the breaching party shall pay 10% of the total contract amount to the non-breaching party as a penalty. If the penalty is not enough to compensate for the losses caused to the non-breaching party, it shall be fully compensated.

IX. Dispute Resolution Method

If any dispute arises between Party A and Party B during the performance of the contract, both parties shall negotiate amicably. If the negotiation fails, both parties may submit the dispute to the Nanjing Arbitration Commission where the agreement is signed for arbitration.

X. Amendment, Rescission, and Termination of the Agreement

1. After this agreement takes effect, Party A and Party B may not arbitrarily amend or terminate this contract in advance.

2. Party A and Party B may modify or supplement this agreement upon mutual consent, but it is only valid if a written agreement is signed.

3. If one party has one of the following circumstances, the other party has the right to unilaterally terminate this agreement:

1) Unauthorized use of the project name for activities outside of the project;

2) Being declared bankrupt, suspended, dissolved, being rectified during suspension of business, or having its business license revoked;

3) Violating the obligations agreed in this agreement, causing significant losses to the other party.

XI. Other Matters

1. Neither party may commit any illegal or criminal acts in the name of the other party during the period of this contract commission, nor may they make false publicity or promises, otherwise, the breaching party shall bear all legal consequences.

2. Matters not covered by this agreement shall be resolved through negotiation between Party A and Party B.

3. This contract is in two copies, with each party holding one copy.

4.The contract signing location is: Jianye District, Nanjing City, Jiangsu Province, China.

Party A: Signature and Seal

Legal Representative or Agent:

Contract Signing Date: September 10, 2023

Party B: Signature and Seal

Legal Representative or Agent:

Contract Signing Date: September 10, 2023

Attachment One

Serial Number	R&D Project	Ownership	Notes
1	Bio-pulping technology workship big data platform building service	INTERCONT	USD 300,000

Latest confirmation date: October 19, 2023

Seal of recipient:

Attachment Two

Project Progress Confirmation Form

Entry Name	Place
Construction Unit
Project Content
Project Duration	Acceptance Time
Project Progress Status
Acceptance Opinion
Grassroots Unit (seal)	Responsible Department (seal)	Construction Unit (seal)

Acceptor: specific date:	Acceptor: specific date:	Acceptor: specific date: